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                                                                 Exhibit 10.12.3

                            FOURTH AMENDMENT TO LEASE

         THIS AMENDMENT, made and entered into this 15th day of December, 2003, by and between PARK SPE, LLC, herinafter called "Lessor," and CXT INCORPORATED, a Delaware corporation hereinafter called "Lessee."

                                    RECITALS

         WHEREAS, on April 1, 1993, the Lessor and Lessee entered into an agreement of Lease covering those certain premises described as Spokane County Altered Binding Site Plan No. 87-17, Spokane County Binding Site Plan No. 88-21, and Spokane County Binding Site Plan No. 88-22, containing approximately 8,619,217 gross square feet (Building S-16), located at 3808 North Sullivan Road, situated in the County of Spokane, the State of Washington.

         WHEREAS, on March 28, 1996 the Lessor and Lessee entered into a First Amendment to Lease covering those certain premises whereby expanding its Premises to include 2.765 acres of Parcel A (located East of Tract A) and increasing the monthly Base Rent and Common Area Expenses.

         WHEREAS, on June 30, 1999 the Lessor and Lessee entered into an Amendment to Lease covering those certain premises whereby Lessee entered into an transaction wherein its stockholders sold all of their stock to L.B. Foster Company, which sales constituted a transfer of the Lessee's interest in the Lease requiring Lessor's consent. The Lease and all addendums and amendments thereto are hereinafter collectively referred to as the "Lease."

         WHEREAS, on November 7, 2002 the Lessor and Lessee entered into a Third Amendment to Lease covering those certain premises whereby extending the Term of the Lease for an additional year effective January 1, 2003.

         WHEREAS, the Lessee now desires to extend the Term of Lease for an additional seven (7) month period effective January 1, 2004.

         NOW, THEREFORE, in consideration of the Premises and agreements herein contained, it is hereby agreed as follows:

Article 1.3. Project, shall be amended as follows:

         The Premises shall be described as approximately 56,000 square feet in Building #S-16 and approximately 12/15 acres of land (Tract A) of Binding Site Plan 87-17 and Binding Site Plan 88-21, records of Spokane County, Washington.

Article 3. Term, shall be amended as follows:

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         The Term of the Lease shall be extended for an additional seven (7)
month period effective January 1, 2004 and shall end on July 31, 2004.

         If prior to the end of the Term, Lessee is able to negotiate a contract for a duration of not less than two (2) years involving product manufactured in the Premises, Lessor and Lessee agree to negotiate in good faith a new lease for the Premises which upon mutual execution will replace the Lease and any amendments thereto.

Article 4. Base Rent, Paragraph 4.1, shall be amended as follows:

January 1, 2004 through July 31, 2004          $24,041.00 per month

Section 37. Subordination, shall be amended as follows:

         Without the necessity of any additional document being executed by Lessee for the purpose of effecting a subordination, and at the election of Lessor or any mortgagee with a lien on the Premises, this Lease will be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises, the building containing the Premises or the development or the project of which the Premises is a part, or Lessor's interest or estate in any of said items is specified as security. Lessee will execute and deliver within five (5) days of notice form Lessor at Lessor's expense instruments subordinating this Lease to any such mortgage or evidencing such subordination. Provided, however, Lessor shall provide to Lessee an agreement in writing from any such mortgagee to the effect that so long as Lessee shall faithfully discharge its obligations under this Lease, its tenancy will not be disturbed nor this Lease affected by any default such as mortgage, and that in the event of a sale of the Premises in foreclosure or any sale, transfer or conveyance in lieu thereof, that same will be sold, transferred or conveyed subject to this Lease.

         EXCEPT for the new terms and conditions listed above, all other terms and conditions of the Lease and any subsequent amendment(s) shall remain in full force and effect.

         In WITNESS WHEROF, the said Lessor and Lessee have executed this amendment to lease the day and year first written above.

LESSOR:                                             LESSEE:
PARK SPE, LLC                                       CXT INCORPORATED,
                                                    a Delaware corporation

/s/Rob B. Gragg                                     /s/Dave Millard 1/2/04
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Rob B. Gragg, Authorized Representative             Dave Millard, Vice President